                                 Exhibit 99(b)

                    Financial Statements of Riverview Tower
              Limited Partnership as at December 31, 1994 and 1995

                      RIVERVIEW TOWER LIMITED PARTNERSHIP

                              LIMITED PARTNERSHIP

                              FINANCIAL STATEMENTS

                            As At December 31, 1994

                         MALITZ, WEINSTEIN & RUBIN Co.




                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                               December 31, 1994


                                     INDEX
                                     -----

AUDITORS' REPORT

BALANCE SHEET                                           EXHIBIT A
  As At December 31, 1994

ANALYSIS OF PARTNERS' EQUITY                            SCHEDULE A-1
  For The Year Ended December 31, 1994

STATEMENT OF OPERATIONS                                 EXHIBIT B
  For The Year Ended December 31, 1994

STATEMENT OF CHANGES IN CASH POSITION                   EXHIBIT C
  For The Year Ended December 31, 1994

NOTES TO FINANCIAL STATEMENTS                           EXHIBIT D

SCHEDULE OF PROPERTY AND EQUIPMENT                      EXHIBIT E
  For The Years Ended December 31, 1992, 1993 and 1994

SCHEDULE OF ACCUMULATED DEPRECIATION AND AMORTIZATION   EXHIBIT F
  OF PROPERTY AND EQUIPMENT
  For The Years Ended December 31, 1992, 1993 and 1994

                         MALITZ, WEINSTEIN & RUBIN CO.
                          CERTIFIED PUBLIC ACCOUNTANTS
                         3690 ORANGE PLACE - SUITE 250
                          CLEVELAND, OHIO 44122-4422
                            TELEPHONE (216) 464-9560
                           TELECOPIER (216) 464-2887

                                 [Letterhead]

                               February 24, 1995



                          INDEPENDENT AUDITOR'S REPORT


RIVERVIEW TOWER LIMITED PARTNERSHIP
A LIMITED PARTNERSHIP


We have audited the accompanying balance sheet of Riverview Tower Limited Partnership, A Limited Partnership, as of December 31, 1994, and the related statements of partners' equity, operations and changes in cash position for the year then ended. These financial statements and the schedules referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Riverview Tower Limited Part-nership, A Limited Partnership, as at December 31, 1994, and the results of its Operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The information contained in Exhibits E and F is presented for purposes of additional analysis and is not a required part of the basic financial statements. This information has been subjected to the audit-ing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                              /s/ Malitz, Weinstein & Rubin Co.

MALITZ, WEINSTEIN & RUBIN CO . CERTIFIED PUBLIC ACCOUNTANTS . CLEVELAND, OHIO

                     RIVERVIEW TOWER LIMITED PARTNERSHIP
                            A LIMITED PARTNERSHIP
                               BALANCE SHEET                       Exhibit A
                           As At December 31, 1994
                           -----------------------

                                 ASSETS
                                 ------
Cash                                                        $     150.
Accounts Receivable                                               183.
Escrow Receivable                                             163,377.
Prepaid Expenses                                               24,248.
Property and Equipment                                      6,705,077.
 Less:  Accumulated Depreciation and
         Amortization                                      (4,102,470.)
                                                         -------------
TOTAL ASSETS
                                                                                $12,790,565.
                                                                                ============
                    LIABILITIES AND PARTNERS' EQUITY
                    --------------------------------
LIABILITIES
   Accounts Payable                                         $ 320,001.
   Accrued Interest and Real Estate Taxes                     360,280.
   Security Deposits                                            2,482.
   Mortgage Payable                                        11,937,438.
                                                           -----------
            Total Liabilities                                                   $12,620,201.

PARTNERS' EQUITY - SCHEDULE A-1                                                     170,364.
                                                                                ------------
TOTAL LIABILITIES AND PARTNERS' EQUITY                                          $12,790,565.
                                                                                ============



       SEE ACCOUNTANTS REPORT LETTER AND NOTES TO FINANCIAL STATEMENTS

MALITZ, WEINSTEIN & RUBIN CO . CERTIFIED PUBLIC ACCOUNTANTS . CLEVELAND, OHIO

                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                         ANALYSIS OF PARTNERS' EQUITY        Schedule A-1
                      For The Year Ended December 31, 1994


                                 BALANCE          NET           BALANCE
                                BEGINNING        INCOME         ENDING
                                ---------        ------         ------
GENERAL PARTNERS                $  (403,183.)   $   283,918.   $(119,265.)
LIMITED PARTNERS                 (2,620,485.)     2,910,114.     289,629.
                                ------------    ------------   ---------
    TOTALS                      $(3,023,668.)   $ 3,194,032.   $ 170.364.
                                ============    ============   ==========


        SEE ACCOUNTANTS REPORT LETTER AND NOTES TO FINANCIAL STATEMENTS

MALITZ, WEINSTEIN & RUBIN CO. . CERTIFIED PUBLIC ACCOUNTANTS . CLEVELAND, OHIO


                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                             STATEMENT OF OPERATIONS               Exhibit B
                      For The Year Ended December 31, 1994


INCOME
        Rentals                                      $ 4,314,541.
        Excess Operating and Tax Charges               2,656,961.
        Garage                                           382,448.
        Antenna                                          142,841.
                                                      -----------
            Total Income                                              $ 7,496,791.

OPERATING EXPENSES
        Custodial and Manager                          $ 302,628.
        Elevator Maintenance                             114,630.
        Insurance                                         71,410.
        Management Fees                                  120,000.
        Office Expense                                    67,249.
        Professional Fees                                 43,406.
        Repairs and Maintenance                          900,374.
        Supplies                                         (29,272.)
        Taxes - Real Estate                              271,360.
        Taxes - Other                                      2,659.
        Travel                                               155.
        Utilities                                        854,087.
        General Expenses                                   4,891.
                                                       ----------
            Total Operating Expenses                                    2,723,577.
                                                                      ------------
        INCOME BEFORE INTEREST EXPENSE, DEPRECIATION
                AND AMORTIZATION                                      $ 4,773,214.
        LESS:  Interest Expense                                         1,140,730.
                                                                      ------------
        INCOME BEFORE DEPRECIATION AND AMORTIZATION                   $ 3,632,484.
        LESS:  Depreciation and Amortization                              438,452.
                                                                      ------------
        NET INCOME FOR THE YEAR                                       $ 3,194,032.
                                                                      ============





        SEE ACCOUNTANTS REPORT LETTER AND NOTES TO FINANCIAL STATEMENTS

MALITZ, WEINSTEIN & RUBIN CO. . CERTIFIED PUBLIC ACCOUNTANTS . CLEVELAND, OHIO

                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                     STATEMENT OF CHANGES IN CASH POSITION      Exhibit C
                      For The Year Ended December 31, 1994



CASH GENERATED BY OPERATIONS:
  Net Income                                   $ 3,194,032.
  Depreciation Amortization                        438,452.
                                               -----------
        Total                                                  $ 3,632,484.

CHANGES IN OPERATING ASSETS AND LIABILITIES:
  Current Assets - (Increase) Decrease
     Receivables                                $      323.
     Prepaids and Escrows
  Current Liabilities - Increase (Decrease)         (4,987.)
     Accounts Payable                           (1,772,043.)
     Security Deposits                               2,482.
     Accrued Expenses and Taxes                    (46,094.)
                                                -----------
        Total                                                   (1,820,319.)
                                                               ------------
NET CASH PROVIDED BY OPERATIONS                                $ 1,812,165.

INVESTING ACTIVITIES                                                    -0-

FINANCING ACTIVITIES
     Decrease In Debt                                           (1,821,177.)
                                                               ------------
INCREASE (DECREASE) IN CASH                                    $    (9,012.)

CASH BALANCE - BEGINNING                                             9,162
                                                               ------------
CASH BALANCE - ENDING                                          $       150.
                                                               ============
SUPPLEMENTAL DISCLOSURE
     Cash Paid During The Year For Interest                    $ 1,112,312.
                                                               ============



        SEE ACCOUNTANTS REPORT LETTER AND NOTES TO FINANCIAL STATEMENTS

MALITZ, WEINSTEIN & RUBIN CO. . CERTIFIED PUBLIC ACCOUNTANTS . CLEVELAND, OHIO

                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                         NOTES TO FINANCIAL STATEMENTS        Exhibit D




NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES
- ----------------------------------------
        Accounting Method
        -----------------
        The Partnership keeps its records and prepares its financial statements on the accrual basis.

        Property and Equipment
        ----------------------
        The fixed assets are recorded at cost and are being depreciated as follows:

                Buildings                  40 Years        Straight-Line
                Building Improvements      40 Years        Straight-Line
                Equipment and Improvements 10 Years        Straight-Line


NOTE 2 - TRANSACTIONS WITH RELATED PARTY
- ----------------------------------------

        The property, which is located in Toledo, Ohio is managed by the Mid America Management Corporation.

        Accounts Payable in the amount of $137,244. are due to the management company.


        SEE ACCOUNTANTS REPORT LETTER AND NOTES TO FINANCIAL STATEMENTS

MALITZ, WEINSTEIN & RUBIN CO. . CERTIFIED PUBLIC ACCOUNTANTS . CLEVELAND, OHIO


                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
                          NOTES TO FINANCIAL STATEMENTS      Exhibit D
                                                            (Continued)



NOTE 3 - MORTGAGE PAYABLE
- -------------------------

        The land and buildings owned by the Company are encumbered by mortgages securing two notes; one to New York Life Insurance (due in 1999) and the other to Realty Refund Trust (due in 1996). One of the limited partners of the partnership is also Chairman of the Board of Realty Refund Trust.

        The Company has a fixed monthly principal and interest payment of $74,195. on the first mortgage plus an interest only payment on the Realty Refund note at 10% per annum. In addition, the Company has agreed to pay $850,000. against the outstanding amount due on January 1, 1995 and January 1, 1996.

        The Company has also agreed to deposit with Realty Refund Trust in escrow all excess cash flow. The funds will be made available for tenant improvements or third party leasing commissions. The amount due for 1994 is $304,291.


NOTE 4 - LEASE AMENDMENT AND EXTENSION
- --------------------------------------

        On June 2, 1994, the Company modified its lease with Owens-Corning Fiberglass Corporation as follows:

        The tenant has extended its lease to December 31, 1996 and agreed to a lease extension fee of $5,000,000. payable June, 1994, January, 1995 and January, 1996. There were also modifications of lease and operating expense payment terms.


        SEE ACCOUNTANTS REPORT LETTER AND NOTES TO FINANCIAL STATEMENTS

MALITZ, WEINSTEIN & RUBIN CO. . CERTIFIED PUBLIC ACCOUNTANTS . CLEVELAND, OHIO



                       RIVERVIEW TOWER LIMITED PARTNERSHIP
                              A LIMITED PARTNERSHIP
                       SCHEDULE OF PROPERTY AND EQUIPMENT           Exhibit E
              For The Years Ended December 31, 1992, 1993 and 1994


                                                 1992
                                                 ----
                                   BALANCE
                                 AT BEGINNING         ADDITIONS                     BALANCE AT END
                                  OF PERIOD            AT COST      RETIREMENTS       OF PERIOD
                                  ---------            -------      -----------        ---------
        Building                    $13,771,320.                                      $13,771,320.
        Building Improvements         1,473,220.                                      $ 1,473,220.
        Equipment                       551,143.                                          551,143.
        Land                            887,000.                                          887,000.
                                    -----------         ------       -----------      -----------
              Total                 $16,682,683.        $   -0-      $       -0-      $16,682,683.
                                    ===========         =======      ===========      ===========


                                                1993
                                                ----

        Building                    $13,771,320.                                      $13,771,320.
        Building Improvements         1,473,220.                                        1,473,220.
        Equipment                       551,143.        $22,394.                          573,537.
        Land                            887,000.                                          887,000.
                                    -----------         -------      -----------      -----------
              Total                 $16,682,683.        $22,394.     $       -0-      $16,705,077.
                                    ===========         =======      ===========      ===========

                                                1994
                                                ----

        Building                    $13,771,320.                                      $13,771,320.
        Building Improvements         1,473,220.                                        1,473,220.
        Equipment                       573,537.                                          573,537.
        Land                            887,000.                                          887,000.
                                    ------------        -------      -----------      -----------
        Total                       $16,705,077.        $   -0-      $       -0-      $16,705,077.
                                    ===========         =======      ===========      ===========




        SEE ACCOUNTANTS REPORT LETTER AND NOTES TO FINANCIAL STATEMENTS

MALITZ, WEINSTEIN & RUBIN CO. . CERTIFIED PUBLIC ACCOUNTANTS . CLEVELAND, OHIO

                      RIVERVIEW TOWER LIMITED PARTNERSHIP
                             A LIMITED PARTNERSHIP
              SCHEDULE OF ACCUMULATED DEPRECIATION AND AMORTIZATION   Exhibit F
                                OF PROPERTY AND
         EQUIPMENT For The Years Ended December 31, 1992, 1993 and 1994


                                                1992
                                                ----

                              BALANCE           ADDITIONS
                            AT BEGINNING        CHARGED TO                 BALANCE AT END
                               PERIOD        COSTS & EXPENSES RETIREMENTS    OF PERIOD
                            ------------     ---------------- -----------  --------------
Building                    $2,233,494.           $344,283.                    $2,567,777.
Building Improvements          231,217.             36,816.                       268,033.
Equipment                      333,522.             56,234.                       389,756.
                            ----------            --------     --------        ----------
        Total               $2,798,233.           $437,333.    $    -0-        $3,225,566.
                            ==========            ========     ========        ==========

                                                1993
                                                ----

Building                    $2,567,777.           $344,283.                    $2,912,060.
Building Improvements          268,033.             36,816.                       304,849.
Equipment                      389,756.             57,353.                       447,109.
                            ----------            --------     --------        ----------
        Total               $3,225,566.           $438,452.    $    -0-        $3,664,018.
                            ==========            ========     ========        ==========

                                                1994
                                                ----

Building                    $2,912,060.           $344,283.                    $3.256,343.
Building Improvements          304,849.             36,816.                       341,665.
Equipment                      447,109.             57,353.                       504,462.
                            ----------            --------     --------        ----------
        Total               $3,664,018.           $438,452.    $    -0-        $4,102,470.
                            ==========            ========     ========        ==========




        SEE ACCOUNTANTS REPORT LETTER AND NOTES TO FINANCIAL STATEMENTS

                    THE RIVERVIEW TOWER LIMITED PARTNERSHIP

                      FINANCIAL REPORT - INCOME TAX BASIS

                               DECEMBER 31, 1995

                    THE RIVERVIEW TOWER LIMITED PARTNERSHIP

                                    CONTENTS

- -----------------------------------------------------------------------------------
                                                                               Page
                                                                               ----
AUDITORS' REPORT ON THE FINANCIAL STATEMENTS                                     1

FINANCIAL STATEMENTS:
  Statement of assets, liabilities and partners' deficit - income tax basis      2
  Statement of revenues and expenses - income tax basis                          3
  Statement of partners' deficit - income tax basis                              4
  Statement of cash flows - income tax basis                                     5
  Notes to financial statements                                                6-8


[LOGO]                        HAUSSER + TAYLOR
- -------------------------------------------------------------------------------
1400 NORTH POINT TOWER, CLEVELAND OHIO 44114-1152                  216/523-1900
                                                              FAX: 216/522-1490


Partners
The Riverview Tower Limited Partnership
Cleveland, Ohio


                          Independent Auditors' Report
                          ----------------------------

                We have audited the accompanying statement of assets, liabilities and partners' deficit income tax basis of The Riverview Tower Limited Partnership as of December 31, 1995, and the related statements of revenues and expenses, partners' deficit, and cash flows - income tax basis for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

                We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                As described in the notes to the financial statements, the Partnership's policy is to prepare its financial statements on the accounting basis used for income tax purposes, which is a comprehensive basis of accounting other than generally accepted accounting principles.

                In our opinion, the financial statements referred to above present fairly, in all material respects, the assets, liabilities, and partners' deficit of The Riverview Tower Limited Partnership as of December 31, 1995, and its revenues and expenses, partners' deficit, and cash flows for the year then ended, on the basis of accounting described in the Organization and Summary of Significant Accounting Policies.


                                             /s/ Hausser and Taylor



Cleveland, Ohio
February 23, 1996

       BUSINESS ADVISORS AND CERTIFIED PUBLIC ACCOUNTANTS / MEMBERS OF
                         MOORES ROWLAND INTERNATIONAL
CLEVELAND             CANTON                   COLUMBUS                 ELYRIA

                    THE RIVERVIEW TOWER LIMITED PARTNERSHIP

            STATEMENT OF ASSETS, LIABILITIES AND PARTNERS' DEFICIT -
                                INCOME TAX BASIS


                               December 31, 1995
                               -----------------

ASSETS
- ------
RENTAL PROPERTY
        Land                                     $   887,000
        Building and improvements                 15,264,693
        Equipment                                    598,257
                                                 -----------
          Total                                   16,749,950
        Less accumulated depreciation              9,598,758
                                                 -----------
          Net rental property                                     $ 7,151,192

OTHER ASSETS
        Cash                                             150
        Accounts receivable                           44,533
        Prepaid expenses                              22,846
        Real estate escrow                           149,017
        Capital reserve escrow                       214,291
                                                 -----------
          Total other assets                                          430,837
                                                                  -----------
                                                                  $ 7,582,029
                                                                  ===========

LIABILITIES AND PARTNERS' DEFICIT
- --------------------------------
LIABILITIES
        Accounts payable                         $   148,316
        Accrued interest and real estate taxes       365,075
        Security deposits                              2,482
        Mortgage notes payable                    10,413,780
                                                 -----------
          Total liabilities                                       $10,929,653

PARTNERS' DEFICIT                                                  (3,347,624)
                                                                  -----------
                                                                  $ 7,582,029
                                                                  ===========










   The accompanying notes are an integral part of these financial statements.

                    THE RIVERVIEW TOWER LIMITED PARTNERSHIP

             STATEMENT OF REVENUES AND EXPENSES - INCOME TAX BASIS

                         Year Ended December 31, 1995
                         ----------------------------





REVENUES
        Rental income                                    $3,631,044
        Garage                                              390,413
        Antenna                                             154,855
        Excess operating and other pass through charges   1,925,473
                                                          ---------
          Total revenues                                                       $ 6,101,785

OPERATING EXPENSES
        Custodial and manager expenses                      180,286
        Elevator maintenance                                123,746
        Insurance                                            70,302
        Management fees                                     120,000
        Office expense and miscellaneous                    128,220
        Office salaries                                      55,132
        Professional fees                                    34,623
        Repairs and maintenance                             743,561
        Security expense                                     22,419
        Sellers' fee                                         90,000
        Supplies                                             36,462
        Taxes - payroll                                      15,726
        Taxes - personal property                             2,427
        Taxes - real estate                                 286,871
        Travel                                                1,696
        Utilities                                         1,267,731
                                                          ---------
          Total operating expenses                                               3,179,202
                                                                                 ---------
NET OPERATING INCOME                                                             2,922,583
                                                                                 ---------
INTEREST EXPENSE                                                                   944,283
                                                                                 ---------
INCOME BEFORE DEPRECIATION AND AMORTIZATION                                      1,978,300
                                                                                 ---------
DEPRECIATION AND AMORTIZATION                                                      778,933
                                                                                 ---------
NET INCOME                                                                     $ 1,199,367
                                                                               ===========







   The accompanying notes are an integral part of these financial statements.

                    THE RIVERVIEW TOWER LIMITED PARTNERSHIP

               STATEMENT OF PARTNERS' DEFICIT - INCOME TAX BASIS

                          Year Ended December 31, 1995
                          ----------------------------




                       Balance        Net                        Balance
                      Beginning      Income     Distributions     Ending
                      ---------      ------     -------------     ------
GENERAL PARTNERS   $  (552,055)   $   159,916                  $  (392,139)

LIMITED PARTNERS    (3,994,936)     1,039,451                   (2,955,485)
                   -----------   -----------                   -----------
TOTAL              $(4,546,991)   $ 1,199,367   $      --      $(3,347,624)
                   ===========    ===========   ===========    ===========








   The accompanying notes are an integral part of these financial statements.

                    THE RIVERVIEW TOWER LIMITED PARTNERSHIP
                   STATEMENT OF CASH FLOWS - INCOME TAX BASIS

                          Year Ended December 31, 1995
                          ----------------------------







CASH FLOWS FROM OPERATING ACTIVITIES
        Net income                                                                                     $ 1,199,367
        Adjustments to reconcile net income to net cash provided
         by operating activities:
          Depreciation and amortization                                       $  778,933
          Changes in assets and liabilities:
           Increase in accounts receivable                                       (44,350)
           Decrease in prepaid expenses                                            1,402
           Decrease in escrow receivables                                       (199,931)
           Decrease in accounts payable                                         (171,685)
           Increase in accrued interest and taxes                                  4,795
                                                                              ----------
            Total adjustments                                                                              369,164
                                                                                                       -----------

              Net cash provided by operating activities                                                  1,568,531

CASH FLOWS FROM INVESTING ACTIVITIES
         Building improvements and equipment purchases                                                     (44,873)

CASH FLOWS FROM FINANCING ACTIVITIES
         Principal payments on long-term debt                                                           (1,523,658)
                                                                                                       -----------
NET CHANGE IN CASH                                                                                           -

CASH - BEGINNING OF YEAR                                                                                       150
                                                                                                       -----------
CASH - END OF YEAR                                                                                     $       150
                                                                                                       ===========




Supplemental disclosure of cash flow information:
         Cash paid during the year for:
           Interest                                                           $  944,283







   The accompanying notes are an integral part of these financial statements.

                    THE RIVERVIEW TOWER LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS


NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A. Purpose -- The Riverview Tower Limited Partnership is an Ohio limited partnership formed for the purpose of owning, leasing and operating an office building in Toledo, Ohio. The Partnership commenced operations on July 26, 1985.

     B. Basis of Accounting - The Partnership's policy is to prepare its financial statements on the basis of accounting used for income tax purposes. This basis of accounting differs from generally
        accepted   accounting principles primarily as follows:

          Assets will be depreciated over a time period shorter than their estimated useful lives.

     C. Concentration Account - An affiliate of the general partner utilizes a concentration account for the various properties it manages. In this way excess cash for all properties may be invested on a short term basis and cash disbursements made on behalf of each separate partnership are funded when necessary.

     D. Property and Improvements - The building and related improvements are being depreciated on straight-line or accelerated cost recovery methods over periods dictated by statutory requirements.

     E. Income Taxes - No provision for income taxes is necessary because any income or loss is includible in the tax returns of the partners.

     F. Adjustments Necessary to Conform with Generally Accepted Accounting Principles (GAAP) - As stated in the auditors' report and previously in Note 1 of the Notes to Financial Statements, the Partnership has used various depreciation and amortization methods which do not conform to generally accepted accounting principles (GAAP). Had the Partnership conformed to GAAP the accumulated depreciation and amortization and partners' capital accounts would be reflected as follows:

                                         Beginning      Ending
                                        -----------  -----------
      BALANCE SHEET
        Accumulated depreciation and    $ 4,102,470  $ 4,518,193
          amortization                  ===========  ===========

        Partners' capital               $   170,364  $ 1,732,941
                                        ===========  ===========
      STATEMENT OF OPERATIONS
        Net income for the year                      $ 1,562,577
                                                     ===========

                    THE RIVERVIEW TOWER LIMITED PARTNERSHIP

NOTE 2. MORTGAGE NOTES PAYABLE

        The land and building owned by the Partnership are encumbered by mortgages securing two notes; one to New York Life Insurance (due in 1999) and the other to Realty Refund Trust (due in 1996). One of the limited partners of the Partnership is also Chairman of the Board of Realty Refund Trust.

        The Partnership has a fixed monthly principal and interest payment of $74,195 on the first mortgage plus an interest only payment on the Realty Refund note at 10% per annum. In addition, the Partnership has paid $850,000 against the outstanding amount due on January 1, 1996.

        Principal payments on the mortgage note payable as of December 31, 1995 are as follows:

          1996            $ 7,854,792
          1997                756,263
          1998                803,308
          1999                999,417
                          -----------
            Total         $10,413,780
                          ===========




        The fair value of the Partnership's long-term debt is estimated based on borrowing rates currently available to the partnership for bank loans with similar terms and maturities and approximates the carrying value.

NOTE 3. TRANSACTIONS WITH RELATED PARTY

        The property is managed by the Mid-America Management
        Corporation. Accounts receivable in the amount of $41,405 are due from the management company.

        The Partnership is obligated to pay a management fee to Mid-America Management Corporation for certain services with respect to the operations of the Partnership. The amount of the fee included in expense for the year ended December 31, 1995 is $120,000.

NOTE 4. OPERATING LEASES

        The Partnership's operating revenue is principally obtained from tenants through rental payments as provided for under noncancelable operating leases. The tenant leases typically provide for fixed minimum rent and reimbursement of real estate taxes and operating costs.

                    THE RIVERVIEW TOWER LIMITED PARTNERSHIP

NOTE 4. OPERATING LEASES (CONTINUED)

        The following is a schedule of minimum future rentals on noncancelable operating leases as of December 31, 1995 for the next five years:

               1996          $ 2,418,850
               1997              137,660
               1998               42,700
               1999               19,540
               2000               19,200
                             -----------
                 Total       $ 2,637,950
                             ===========


NOTE 5. LEASE AMENDMENT AND EXTENSION

        On June 2, 1994, the Partnership modified its lease with Owens-Corning Fiberglas Corporation as follows:

        The tenant has extended its lease to December 31, 1996 and agreed to a lease extension fee of $5,000,000 payable as follows:


               June 1994         $2,000,000
               January 1995       1,500,000
               January 1996       1,500,000
                                 ----------
                 Total           $5,000,000
                                 ==========


        There were also modifications of lease and operating expense payment terms.


NOTE 6. SUBSEQUENT EVENTS

        The Partnership's principal tenant has not renewed its lease and is expected to vacate the premises during 1996.

        The Partnership has listed the building with a broker and is attempting to dispose of the property.

[LOGO]                             Hausser + Taylor
- -------------------------------------------------------------------------------
1400 NORTH POINT TOWER, CLEVELAND, OHIO 44114-1152                 216/523-1900
                                                              FAX: 216/522-1490



                                        March 20, 1996


Mr. Alan M. Krause
Managing Partner
Riverview Towers Ltd. Partnership
600 Eaton Center
1111 Superior Avenue
Cleveland, Ohio 44114

Dear Mr. Krause:

You have asked us to schedule the amount due Realty Refund Trust re: the financing agreement with Riverview.


        Income Before Depreciation and Amortizafion         $ 1,978,300

        Building Improvements and Equipment Purchases           (44,873)

        Reduction of Mortgage Principal                      (1,523,658)
                                                            -----------
        Excess Amount Due Realty Refund Trust                   409,769

        Provision for Federal Income Tax                        239,873
                                                            -----------
        Excess Due Realty Refund Trust                      $   169,896
                                                            ===========


                                                  Very truly yours,

                                                  HAUSSER + TAYLOR

                                                  /s/ Charles P. Malitz
                                                  ---------------------
                                                  Charles P. Malitz
                                                  Partner

CPM/js





               BUSINESS ADVISORS AND CERTIFIED PUBLIC ACCOUNTANTS
                    /MEMBERS OF MOORES ROWLAND INTERNATIONAL
CLEVELAND           CANTON             COLUMBUS                       ELYRIA